May 14, 1999


Board of Directors
The Network Connection, Inc.
1324 Union Hill Road
Alpharetta, GA  30201

Attention:  Mr. Wilbur Riner


Dear Sirs:

         We understand that The Network Connection, Inc. (the "Company" or "TNCI"), and Interactive Flight Technologies, Inc. ("IFT") have entered into an Asset Purchase and Sale Agreement, (the "Agreement"), whereby, among other things, the Company will purchase all, or substantially all, of the tangible and intangible assets relating to the IFT interactive entertainment device business (the "Business") and assume specific liabilities relating to the business (the "Transaction"). The difference between the purchased assets and assumed liabilities is defined herein as the "Net Assets".

         As consideration for the Transaction, (the "Consideration") the Company will issue to IFT (i) 1,055,745 restricted shares of its voting common stock $.001 par value ("Common Stock"); and (ii) a number of shares of Series D Preferred Stock such that the total of the number of shares of Common Stock into which the Series D Preferred Stock is convertible plus the number of shares of Common Stock issued to IFT set forth in subparagraph (i) is equal to sixty percent (60%) of the outstanding shares of capital stock of TNCI immediately following the Closing Date, taking into account the issuance of such Common Stock to IFT under subparagraph (i.) and the conversion of Series D Preferred Stock into Common Stock, and treating all convertible securities, options, warrants or other rights to acquire securities of TNCI as if converted or exercised as of the close of business on the date immediately preceding the Closing Date without consideration of any limits on conversion imposed under rules of the Nasdaq Stock Market, Inc. without stockholder approval (whether or not actually converted or exercised as of the Closing Date) into Common Stock. The shares of Common Stock and Series D Preferred Stock to be issued to IFT as consideration for the transaction contemplated in the Agreement are collectively referred to as the "TNCI Shares".
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The Network Connection, Inc.
May 14, 1999
Page 2


         You have requested our opinion, as financial advisors, as to the fairness, from a financial point of view, to the Company and its stockholders of the Consideration to be paid in the Transaction.

         In conducting our analysis of the Company and arriving at our opinion as expressed herein, we have reviewed and analyzed certain financial and other information of the Company that was publicly available; including filings made with the Securities and Exchange Commission (the "SEC"). The documents reviewed by Valuemetrics include, but are not limited to:

(i) Forms 10-KSB for the years ended December 31, 1996, December 31, 1997, December 31, 1998;
(ii)   Forms 10-QSB for the quarter ended September 30, 1998;
(iii) Forms S-3 Registration Statements filed on May 17, 1996, June 28, 1996 and May 1, 1998;
(iv) Form 8-K filed with SEC on June 9, 1998 in connection with the sale of Convertible Debentures;
(v)    Form DEF - 14A Proxy  Statement as of April 30,  1998,  filed on June 11,
       1998;
(vi) Internally prepared list of Promissory Notes, Stock Options and Warrants outstanding;
(vii)  TNCI Investor Information Kit;
(viii) Turnkey Agreement between TNCI and Carnival Cruise Lines;
(ix) Financial forecast for TNCI on a stand-alone basis for the fiscal years ending December 31, 1999, December 31, 2000 and December 31, 2001;
(x) Articles of Amendment to the Articles of Incorporation of TNCI in connection with issuance of Series C and Series D Preferred Stock
(xi) Publicly reported trading activity in the common stock of TNCI for the period from February 1, 1997 through May 14, 1999; and
(xii) Public news releases by TNCI for the period from February 1, 1998 through May 14, 1999.

         In addition, Valuemetrics has reviewed available industry and market research and publicly available financial and stock performance data of companies that we deemed comparable to the Company.

         In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed certain financial and other information of the Company and IFT. The documents reviewed by Valuemetrics include, but are not limited to:

(i)    Form DEF 14A Proxy Statement of IFT filed as of January 20, 1999;
(ii) Form 10 KSB of IFT filed with SEC as of January 20, 1999 for the fiscal year ended October 31, 1998;
(iii) Form 10 QSB of IFT filed with SEC as of February 26, 1999 for the quarter ended January 31, 1999;
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The Network Connection, Inc.
May 14, 1999
Page 3


(iv) Presentation to IFT Shareholders as of February 4, 1999 in connection with the Proposed Transaction;
(v) Forecasted Financial performance of TNCI post Transaction for the years ended December 31, 1999, December 31, 2000 and December 31, 2001;
(vi) Complaint filed by Philip Arnaldi, individually surviving father and in his representative capacity as the Administrator of the Estate of Adriene Valerie Neuweiler against SIAR GROUP, SWISSAIR TRANSPORT COMPANY, SR TECHNICS LTD., DELTA AIRLINES, INC., McDONNELL DOUGLAS CORPORATION, THE BOEING COMPANY and IFT ("Arnaldi v. IFT")
(vii) Aviation Products - Completed Operations and Grounding Liability Insurance Policy produced by Near North Insurance Brokerage, policy number APG 156315;
(viii) Draft Schedule 1.1.1 - Assets of the Asset Purchase and Sale Agreement as of April 22. 1999;
(ix) Internally Prepared List of all Fixed Assets and Inventory owned by IFT as of April 22, 1999;
(x) A detailed internally prepared list of Fixed Assets of IFT as of October 31, 1999;
(xi) Letter of Intent as of February 4, 1999 that documents the mutual intent of TNCI and IFT regarding the Proposed Transaction;
(xii) Asset Purchase and Sale Agreement as of April 29, 1999 in connection with the Proposed Transaction
(xiii) Asset Purchase and Sale Agreement as amended as of May 14, 1999 in connection with the Proposed Transaction
(xiv) Exhibits to Asset Purchase and Sale Agreement as of May 14, 1999 in connection with the Proposed Transaction
(xv)   Securities Purchase Agreement as of May 10, 1999 between TNCI and IFT;
(xvi) Supporting Data for IFT claim v. Avnet, Inc. prepared by management of IFT;
(xvii) Memo from Nixon, Hargrave, Devans & Doyle LLP in connection with IFT claim v. Avnet;
(xviii)Fourth,  Fifth and Sixth Alonges to Secured  Promissory Note between TNCI and IFT;
(xix)  TNCI Pro Forma Capital Structure schedule prepared by IFT

In addition, we have reviewed available industry and market research pertaining to IFT's operations and various assets.

         In rendering our opinion, we have conducted on site due diligence and held discussions with certain officers, employees and representatives (including counsel) of the Company and IFT, respectively, concerning the business and operations, assets, present condition and future prospects of the Company and IFT and undertook such other studies, analyses and investigations as we have deemed appropriate.

         In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by us in arriving at our opinion and have not attempted independently to verify such information. We have not assumed any responsibility
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The Network Connection, Inc.
May 14, 1999
Page 4


for the independent verification of any such information or projections provided to us and we have further relied upon the assurance of the management of the Company and IFT that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of the Company, the Purchased Assets or Assumed
Liabilities. We have also assumed that the transactions described in the Agreement, as amended, would be consummated on the terms set forth therein, without waiver of any such terms.

         We have assumed, with the consent of the Company and IFT, that the Transaction will comply with applicable federal and state laws, including, without limitation laws relating to bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect affecting creditors' rights generally.

         As part of our professional services, we are regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, leveraged buyouts, sales of unlisted securities, and valuations for estate, corporate and other purposes. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof. Subsequent developments may affect this opinion, and we disclaim any obligation to update, revise or reaffirm this opinion.

         This letter and our opinion as expressed herein are for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction. The Board of Directors of the Company may rely upon this opinion with respect to the Transaction. This letter does not constitute a recommendation of the Transaction over any other alternative transactions which may be available to the Company and does not address the underlying business decision of the Board of Directors of the Company to proceed with or effect the Transaction. In addition, in rendering this opinion, we do not express any view as to the prices at which the Company's securities may trade prior to or following the Transaction. This letter does not constitute a recommendation by our firm to any particular member of the Board of Directors or to any stockholder as to how such member or stockholder should vote in connection with the Transaction. We understand that this Opinion will be filed with the SEC and distributed to IFT stockholders as part of a Proxy Statement relating to the Transaction. We hereby consent to the foregoing use of this letter. Otherwise, this letter and the contents hereof may not be published, disseminated, referred to, summarized, described or otherwise used, nor shall any public reference to Valuemetrics, Inc. be made, without our prior written consent (except in documents or communications filed with SEC and NASDAQ, including any proxy statements). As you are aware, we will receive a fee for our services to the Board of Directors in connection with rendering this opinion, and the Company has indemnified Valuemetrics for certain liabilities arising out of this engagement including the rendering of this opinion.
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The Network Connection, Inc.
May 14, 1999
Page 5


         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid under the terms of the Agreement and in connection with the Transaction is fair, from a financial point of view, to the Company and to its stockholders.


                                          Very truly yours,


                                          VALUEMETRICS, INC.